Exhibit 10.5

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made effective as of                 , 2006 (“Effective Date”), by and among Meruelo Maddux Properties, Inc., a Delaware corporation (“Company”), Meruelo Maddux Properties, L.P. (“Partnership”) and Richard Meruelo (“Executive”) to reaffirm and amend the terms and conditions of employment.

The parties agree as follows:

1. Employment. Employer (as defined below) hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2. Duties.

2.1 Position. Executive is employed on a full-time basis as Chief Executive Officer, shall report directly to the Board of Directors of the Company (the “Board”), and shall have the duties and responsibilities commensurate with such position as shall be reasonably and in good faith determined from time to time by the Board, including such duties and responsibilities with respect to the Company, the Partnership and/or a subsidiary of either (collectively, “Employer”). Subject to shareholder approval, Executive shall also serve as the Chairman of the Board.

2.2 Duties. Executive shall: (i) abide by all applicable federal, state and local laws, regulations and ordinances, and (ii) except for vacation and illness periods, devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business interests of the Employer; provided, that, notwithstanding the foregoing, Executive may (x) make and manage personal business investments of his choice, including those described on Schedule A, (y) serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer, provided that such service either is expressly approved by the Board or relates to one or more of the real estate projects or other matters disclosed on the Schedule A attached hereto, and (z) serve in any capacity with any civic, educational, religious or charitable organization, or any governmental entity or trade association. In addition, during the Term of Employment, subject to the rules and requirements of the charter of the nominating and corporate governance committee of the Board, the Company shall cause Executive to be nominated as a member of the Board. Executive agrees to serve as a member of the Board.

3. Term of Employment. The term of Executive’s employment with Employer under this Agreement shall commence on the Effective Date and shall continue until and including the three-year anniversary of the Effective Date, unless earlier terminated as herein provided (the “Initial Term”). The Initial Term shall be automatically renewed for successive one-year periods (each an “Extended Term”) unless either party gives notice of non-renewal at least sixty (60) days prior to the end of the Initial Term or any Extended Term. As used herein, “Term of Employment” shall include the Initial Term and any Extended Term, but the Term of Employment shall end upon any termination of Executive’s employment with Employer as herein provided.

4. Compensation.

4.1 Base Salary. As compensation for Executive’s performance of Executive’s duties to the Company, Employer shall pay to Executive a base salary of $450,000 per year (“Base Salary”), payable in accordance with the normal payroll practices of Employer, less all legally required or authorized payroll deductions and tax withholdings. Base Salary shall be reviewed annually, and may be increased, at the sole discretion of the Board’s compensation committee, in light of the Executive’s performance and the Employer’s financial performance and other economic conditions and relevant factors.

4.2 LTIP Units and Other Equity Awards.

(a) On or before December 31st of each year during the Term of Employment (other than December 31, 2006), the Employer shall cause to be granted to Executive at least 10,000 long-term incentive plan units (“LTIP Units”) in consideration of services to be performed by Executive for the Partnership in his capacity as a partner thereof, and such LTIP Units shall be evidenced by, and subject to, the LTIP Unit award agreement attached to this Agreement as Exhibit A and the Company’s 2006 Equity Incentive Plan (a copy of which has been delivered to Executive), which award agreement shall reference that the LTIP Units are “Safe Harbor Interests” under Internal Revenue Service Notice 2005-43, as provided in the agreement of limited partnership of Meruelo Maddux Properties, L.P. and for which LTIP Units a Section 83(b) election shall be made timely by Executive showing a zero liquidation value. In addition, as part of the consideration for employment, Executive shall be eligible to receive additional awards of LTIP Units and other equity awards, subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (or plan for a subsequent year) and the applicable award agreement.

(b) Any LTIP Units granted to the Executive during the term of this Agreement shall be deemed to have been granted to the Executive in consideration of services rendered or to be rendered in Executive’s capacity as a partner of the Partnership.

(c) The Company and the Partnership shall (and shall cause each subsidiary that is a component Employer to) allocate the services provided by Executive to each component Employer and compensate Executive from the respective component Employer on a basis proportionate to the services provided by Executive to each component Employer. The provision of services to one component Employer shall satisfy any time commitment of the Executive to Employer for purposes of determining whether Executive has discharged his obligations to Employer under this or any other employment agreement with Employer. The parties confirm that Employer shall (and intends to) require that a sufficient amount of services be provided hereunder to the Partnership by Executive in his capacity as a partner of the Partnership to constitute full and adequate consideration for the issuance of LTIP Units to Executive as provided in the limited partnership agreement governing the Partnership, as may be amended from time to time.

4.3 Bonus. Executive shall be paid by Company on or before December 31st of each year during the Term of Employment (other than 2006) a minimum cash bonus equal to fifty percent (50%) of Executive’s Base Salary. In addition, at the sole discretion of the Board’s compensation committee, Executive may be paid an additional bonus relating to each calendar year during the Term of Employment (other than 2006), and such additional bonus, if any, shall be paid on or before March 1st of the following year.

5. Customary Fringe Benefits. Executive shall be eligible for all customary and usual fringe benefits generally available to full-time employees of Employer, subject to the terms and conditions of Employer’s policies and benefit plan documents. Employer reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive. Notwithstanding the standard vacation policy provisions on vacation accrual rates, Executive shall be entitled to earn vacation at the rate of four weeks per year. Furthermore, during the Term of Employment, Executive shall be entitled to an allowance in the amount of $20,000 per calendar year to cover Executive’s use of an automobile for business purposes.

6. Business Expenses. Executive shall be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive’s duties on behalf of Employer. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Employer’s policies. All such expenses shall be reimbursed within the same fiscal year in which they were incurred or within two and one-half (2 1/2) months after the end of such year.

7. Termination of Employment. Subject to the terms and conditions of this Section 7, either Employer or Executive may terminate Executive’s employment with Employer at any time, with or without Cause (as defined in Section 7.10), during the Term of Employment. Any termination of Executive’s employment during the Term of Employment shall be communicated by written notice of termination from the terminating party to the other party (“Notice of Termination”). The Notice of Termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and a written statement of the reason(s) for the termination. In the case of a Notice of Termination provided by Executive to Employer, such Notice of Termination shall not be effective for a period of sixty (60) days after receipt of such Notice of Termination by Employer. In the case of a Notice of Termination provided by Employer to Executive, such Notice of Termination shall be effective on the date designated by Employer in the Notice of Termination. In the event Executive’s employment is terminated by either party, for any reason, during the Term of Employment, Employer shall pay the prorated Base Salary earned as of the date of Executive’s termination of employment and the accrued but unused vacation as of the date of Executive’s termination of employment to Executive upon Executive’s termination of employment. Except as otherwise provided in this Section 7, Employer shall have no further obligation to make or provide to Executive, and Executive shall have no further right to receive or obtain from Employer, any payments or benefits in respect of the termination of Executive’s employment with Employer during the Term of Employment.

7.1 Severance Upon Involuntary Termination without Cause. In the event that Employer causes to occur an involuntary termination without Cause (as defined in Section 7.10) of Executive’s employment with Employer during the Term of Employment and such involuntary termination qualifies as a “Separation from Service” under Section 409A (as hereinafter defined), Executive shall be entitled to a “Severance Package” that consists of the following : (a) a single cash lump-sum “Severance Payment” equal to three times the sum of (x) Executive’s annual rate of Base Salary in effect immediately prior to Executive’s termination of employment, and (y) the greater of (i) the bonus actually paid to Executive for the most recently completed fiscal year, and (ii) the minimum bonus that would have been paid to Executive for the entire fiscal year in which the termination occurs; (b) Employer’s direct-to-insurer payment of any group health premiums that Executive would otherwise have been required to pay for a period of eighteen (18) months (subject to Executive’s eligibility for, and proper and timely election of continued group health benefits under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”)); and (c) immediate vesting of all outstanding LTIP

Units (which shall, in accordance with the applicable award agreement, remain subject to achieving parity with common units of limited partnership interest in the Partnership), stock options, restricted stock, and other equity awards granted to Executive under any of Employer’s equity incentive plans; provided, however, that all of the following conditions are first satisfied: (a) Executive reaffirms Executive’s commitment to comply with all surviving provisions of this Agreement, including Section 9 and Section 10 hereof; and (b) Executive executes a Separation Agreement that includes a general release in favor of Employer and its parent, and all subsidiary and related entities, and their officers, directors, shareholders, employees and agents to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to Employer, and does not revoke the general release within any legally required revocation period, if applicable. All legally required and authorized deductions and tax withholdings shall be made from the Severance Payment, including for wage garnishments, if applicable, to the extent required or permitted by law. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to be an active participant in any retirement or benefit plan covering employees of Employer. All other Employer obligations to Executive shall be automatically terminated and completely extinguished.

7.2 Severance Upon Resignation for Good Reason. In the event that Executive resigns from employment with Employer for Good Reason (as defined in Section 7.10) during the Term of Employment and such resignation qualifies as a “Separation from Service” under Section 409A, Executive shall be entitled to a “Severance Package” that consists of the following : (a) a single cash lump-sum “Severance Payment” equal to three times the sum of (x) Executive’s annual rate of Base Salary in effect immediately prior to Executive’s termination of employment, and (y) an amount equal to the bonus actually paid to Executive for the most recently completed fiscal year, (b) Employer’s direct-to-insurer payment of any group health premiums that Executive would otherwise have been required to pay for a period of eighteen (18) months (subject to Executive’s eligibility for, and proper and timely election of continued group health benefits under COBRA); and (c) immediate vesting of all outstanding LTIP Units (which shall, in accordance with the applicable award agreement, remain subject to achieving parity with common units of limited partnership interest in the Partnership), stock options, restricted stock, and other equity awards granted to Executive under any of Employer’s equity incentive plans; provided, however, that all of the following conditions are first satisfied: (a) Executive reaffirms Executive’s commitment to comply with all surviving provisions of this Agreement, including Section 9 and Section 10 hereof; and (b) Executive executes a Separation Agreement that includes a general release in favor of Employer and its parent, and all subsidiary and related entities, and their officers, directors, shareholders, employees and agents to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to Employer, and does not revoke the general release within any legally required revocation period, if applicable. Notwithstanding anything to the contrary in this Section 7.2, in the event that (i) Executive resigns from employment with Employer for Good Reason during the Term of Employment, (ii) such resignation qualifies as a “Separation from Service” under Section 409A, and (iii) the basis for such resignation is the Company’s providing Executive with notice of non-renewal of this Agreement at any time during the Term of Employment other than during the twelve (12) month period following the effective date of a Change in Control (as defined in Section 7.10), then the phrase “three times the sum” in this Section 7.2 shall be automatically replaced with the phrase “one times the sum” and Executive’s Severance Payment shall be calculated accordingly. All legally required and authorized deductions and tax withholdings shall be made from the Severance Payment, including for wage garnishments, if applicable, to the extent required or permitted by law. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to be an active participant in any retirement or benefit plan covering employees of Employer. All other Employer obligations to Executive shall be automatically terminated and completely extinguished.

7.3 Excise Tax Gross-Up. To the extent that any payment or distribution of any type to or for Executive by Employer, or any subsidiary or affiliate of Employer, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (including, without limitation, any accelerated vesting of stock options or restricted stock granted by Employer) (collectively, the “Total Payments”) is or will be subject to the excise tax (“Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor to such Section), Employer shall pay to Executive, at the time Executive pays any Excise Tax with respect to any of such Total Payments (which may be at the time the Employer withholds Excise Tax from any payments or at the time he files his annual federal income tax return for a year in which Excise Tax is due or payable), an additional amount (a “Gross-Up Payment”) which is, after the imposition of all income, employment, and excise taxes, equal to the Excise Tax on such Total Payments. The determination of whether any portion of the Total Payments is subject to an Excise Tax and, if so, the amount and time of any Gross-Up Payment pursuant to this Section 7.3 shall be made by an independent auditor (the “Auditor”) jointly selected by Executive and Employer and paid by the Employer. If Executive and Employer cannot agree on the firm to serve as the Auditor, then each shall select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Unless Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Employer. The parties shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of any liability for Excise Tax. All expenses relating to any such proceeding or claim (including attorneys’ fees and other expenses incurred by Executive in connection therewith) shall be paid by Employer promptly upon demand by Executive, and any such payment shall be subject to a Gross-Up Payment under this Section 7.3 in the event that Executive is subject to Excise Tax on it.

7.4 Section 409A Compliance. The parties intend for this Agreement either to satisfy the requirements of Section 409A or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the parties hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A.

(a) Notwithstanding any provision in this Agreement to the contrary, in the event that Executive is a “specified employee” (as defined in Section 409A), any Severance Payment, severance benefits or other amounts payable under this Agreement that would be subject to the special rule regarding payments to “specified employees” under Section 409A(a)(2)(B) of the Code (together, “Specified Employee Payments”) shall not be paid before the expiration of a period of six months following the date of Executive’s termination of employment (or before the date of Executive’s death, if earlier). The Specified Employee Payments to which Executive would otherwise have been entitled during the six-month period following the date of Executive’s termination of employment shall be accumulated and paid as soon as administratively practicable following the first date of the seventh month following the date of Executive’s termination of employment.

(b) To ensure satisfaction the requirements of Section 409A(b)(3) of the Code, assets shall not be set aside, reserved in a trust or other arrangement, or otherwise restricted for purposes of the payment of amounts payable under this Agreement.

(c) Employer hereby informs Executive that the federal, state, local, and/or foreign tax consequences (including without limitation those tax consequences implicated by Section 409A) of this Agreement are complex and subject to change. Executive acknowledges and understands that Executive should consult with his or her own personal tax or financial advisor in connection with this Agreement and its tax consequences. Executive understands and agrees that Employer has no obligation and no responsibility to provide Executive with any tax or other legal advice in connection with this Agreement and its tax consequences. Except as otherwise provided in Section 7.3 of this Agreement, Executive agrees that Executive shall bear sole and exclusive responsibility for any and all adverse federal, state, local, and/or foreign tax consequences (including without limitation any and all tax liability under Section 409A) of this Agreement, and fully indemnifies and holds Employer harmless therefor.

7.5 Effect of Death or Disability. In the event that Executive dies or experiences a Disability (as defined in Section 7.10) during the Term of Employment, Executive shall be entitled to payment of his unpaid prorated Base Salary earned as of the date of Executive’s death or Disability (the “Measurement Date”) and a single cash lump-sum payment equal to the minimum bonus specified in this Agreement that otherwise would have been payable to Executive for Employer’s fiscal year in which the Measurement Date occurs multiplied by a fraction, the numerator of which is the number of days that have elapsed between the beginning of the fiscal year in which the Measurement Date occurs and the Measurement Date and the denominator of which is the number of days in the fiscal year in which the Measurement Date occurs. All legally required and authorized deductions and tax withholdings shall be made from the payments described in the previous sentence, including for wage garnishments, if applicable, to the extent required or permitted by law. Payment under this Section 7.5 shall be made not more than once, if at all.

7.6 Effect of a Change in Control. In the event of, and subject to the consummation of, a Change in Control, Employer shall cause to occur the immediate vesting of all outstanding LTIP Units (which shall, in accordance with the applicable award agreement, remain subject to achieving parity with common units of limited partnership interest in the Partnership), stock options, restricted stock, and other equity awards granted to Executive under any of Employer’s equity incentive plans.

7.7 Employment Reference. In the event Executive’s employment is terminated without Cause, or Executive resigns for Good Reason, Executive and Employer will negotiate in good faith to reach an agreement on a statement reflecting a benign reason for termination or resignation. This statement will include, at minimum, positions held, date of hire, employment period and confirmation of salary history (if requested by Executive).

7.8 Ineligibility For Severance. Executive shall not be entitled to any Severance Package under this Agreement, and Section 7.3 shall not apply to Executive, if at any time during the Term of Employment, either (a) Executive voluntarily resigns or otherwise terminates employment with Employer other than for Good Reason, or (b) Employer involuntarily terminates Executive’s employment for any reason other than without Cause. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to be an active participant in any retirement or benefit plan covering employees of Employer. All other Employer obligations to Executive shall be automatically terminated and completely extinguished.

7.9 Taxes and Withholdings. The Employer may withhold from any amounts payable under this Agreement, including any benefits or Severance Payment, such federal,

state or local taxes as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Executive.

7.10 Definitions.

(a) “Cause” shall mean the occurrence during the Term of Employment of any of the following: (i) indictment for, formal admission to (including a plea of guilty or nolo contendere to), or conviction of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving Employer, (ii) gross negligence or willful misconduct by Executive in the performance of Executive’s duties which is likely to materially damage Employer’s financial position or reputation; (iii) willful or knowing unauthorized dissemination by Executive of Confidential Employer Information; (iv) breach of the Non-Competition Agreement executed by Executive in accordance with that certain Contribution Agreement, dated September 19, 2006; (v) repeated failure by Executive to perform Executive’s duties which are reasonably and in good faith requested in writing by the Board and which are not substantially cured by Executive within ten (10) days following receipt by Executive of such written request; (vi) failure of Executive to perform any lawful directive of the Board communicated to Executive in the form of a written request from the Board and which failure Executive does not begin to cure within ten (10) days following receipt by Executive of such written request or Executive has not substantially cured within thirty (30) days following receipt by Executive of such written request, or (vii) material breach of this Agreement by Executive which breach has been communicated to Executive in the form of a written notice from the Board, which material breach Executive does not begin to cure within ten (10) days following receipt by Executive of such written notice or Executive has not substantially cured within thirty (30) days following receipt by Executive of such written notice.

(b) “Change in Control” shall have the meaning ascribed to such term in the Company’s 2006 Equity Incentive Plan, as in effect on the Effective Date.

(c) “Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which either (i) renders Executive unable to engage in any substantial gainful activity; or (ii) results in Executive receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.

(d) “Good Reason” shall mean the occurrence during the Term of Employment of any of the following: (i) a material breach of this Agreement by Company which is not cured by Company within 30 days following Company’s receipt of written notice by Executive to Company describing such alleged breach; (ii) Executive’s Base Salary, minimum bonus, or minimum bonus opportunity is reduced by Company; (iii) a reduction in Executive’s title, a material reduction in Executive’s duties and/or responsibilities, or the assignment to Executive of any duties materially inconsistent with Executive’s position; (iv) Executive fails to be vested with the title, duties and responsibilities of Chief Executive Officer and Chairman of the Board of the ultimate parent of Company (or its successor) following a Change in Control to which Company is a party; (v) the failure of Executive to be reelected to the Board or as Chairman of the Board, (vi) a requirement by Company that Executive, without Executive’s consent, relocate to a location other than the Los Angeles, California metropolitan area; or (vii) Company provides Executive with notice of non-renewal of this Agreement.

(e) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and all applicable guidance promulgated thereunder.

7.11 Nonduplication of Benefits. Notwithstanding any provision in this Agreement or in any other Employer benefit plan or compensatory arrangement to the contrary, but at all times subject to Section 7.4, (a) any payments due under either Section 7.1 or Section 7.2 shall be made not more than once, if at all, (b) payments may be due under either Section 7.1 or Section 7.2, but under no circumstances shall payments be made under both Section 7.1 and Section 7.2, (c) payment shall be made under Section 7.3 if and only if payments are due under Section 7.1 or Section 7.2, (d) no payments made under this Agreement shall be considered compensation for purposes of any benefit plan or compensatory arrangement of Employer, and (e) Executive shall not be entitled to severance benefits from Employer other than as contemplated under this Agreement, unless such other severance benefits offset and reduce the benefits due under this Agreement on a dollar-for-dollar basis, but not below zero.

8. No Competition and No Conflict of Interest. Except as otherwise provided in Section 2.2 of this Agreement (including the matters disclosed on the Schedule A attached hereto), during the Term of Employment, Executive must not engage in any work, paid or unpaid, that creates an actual conflict of interest with the essential business-related interests of the Employer where such conflict would materially and substantially disrupt operations. Such work shall include, but is not limited to, directly or indirectly competing with the Employer Business in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the Employer Business or any business in which Employer becomes engaged during the Term of Employment, as may be reasonably determined by the Board. Notwithstanding the foregoing, Executive’s investment in, or ownership of, less than five percent (5%) of the capital stock of any business entity that competes with or could reasonably be expected to compete with the Employer Business and whose securities are traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, shall not be treated as a breach of this Section 8. For purposes of this Agreement, the term “Employer Business” shall mean the acquisition, development, redevelopment, ownership, operation or financing of commercial and residential properties in the State of California.

9. Confidentiality. During the Term of Employment, Executive has been and will continue to be given access to a wide variety of information about the Employer, its affiliates and other related businesses that the Employer considers “Confidential Employer Information.” As a condition of continued employment, Executive agrees to abide by Employer’s business policies and directives on confidentiality and nondisclosure of “Confidential Employer Information.” “Confidential Employer Information” shall mean all information applicable to the business of the Employer which confers or may confer a competitive advantage upon the Employer over one who does not possess the information; and has commercial value in the business of the Employer or any other business in which the Employer engages or is preparing to engage during Executive’s employment with Employer. “Confidential Employer Information” includes, but is not limited to, information regarding the Employer’s business plans and strategies; contracts and proposals (including leases and proposed leases); artwork, designs, drawings and specifications for development and redevelopment projects; tenants and customers and prospective tenants and customers; suppliers and other business partners and Employer’s business arrangements and strategies with respect to them; current and future marketing or advertising campaigns; software programs; codes, formulae or techniques; rent rolls; financial information; personnel information; and all ideas, plans, processes or information related to the current, future and proposed projects or other business of the Employer that has not been disclosed to the public by an authorized representative of the Employer, acting within the scope of his or her authority, whether or not such information would be enforceable as a trade secret of the Employer or enjoined or restrained by a court or arbitrator as constituting unfair competition. “Confidential Employer information” also includes confidential information of any third party who may disclose such information to the Employer or Executive in the course of the Employer’s business.

9.1 Nondisclosure. Executive acknowledges that Confidential Employer Information constitutes valuable, special and unique assets of the Employer’s business and that the unauthorized disclosure of such information to competitors of the Employer, or to the general public, will be highly detrimental to the Employer. Executive therefore agrees to hold Confidential Employer Information in strictest confidence. Except as shall occur as and to the extent that Executive performs his duties to Employer, Executive agrees not to disclose or allow to be disclosed to any individual or entity, other than those individuals or entities authorized by the Employer, any Confidential Employer Information that Executive has or may acquire during Executive’s employment by Employer (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Confidential Employer Information).

9.2 Continuing Obligation. Executive agrees that the agreement not to disclose Confidential Employer Information will be effective during Executive’s employment and continue even after Executive is no longer employed by Employer. Any obligation not to disclose any portion of any Confidential Employer Information will continue indefinitely unless Executive can demonstrate that such information (a) has become public knowledge through no fault of Executive; or (b) has been developed independently without any reference to any information obtained during Executive’s employment with Employer; or (c) must be disclosed in response to a valid order by a court or government agency or is otherwise required by law.

9.3 Return of Employer Property. On termination of employment with Employer for whatever reason, or at the request of the Employer before termination, Executive agrees to promptly deliver to Employer all records, files, computer disks, memoranda, documents, lists and other information regarding or containing any Confidential Employer Information, including all copies, reproductions, summaries or excerpts thereof, then in Executive’s possession or control, whether prepared by Executive or others. Executive also agrees to promptly return, on termination or the Employer’s request, any and all Employer property issued to Executive, including but not limited to computers, cellular phones, keys and credits cards. Executive further agrees that should Executive discover any Employer property or Confidential Employer Information in Executive’s possession after the return of such property has been requested, Executive agrees to return it promptly to Employer without retaining copies, summaries or excerpts of any kind.

9.4 No Violation of Rights of Third Parties. Executive warrants that the performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive prior to Executive’s employment with Employer. Executive agrees not to disclose to Employer, or induce Employer to use, any confidential or proprietary information or material belonging to any previous employers or others. Executive warrants that Executive is not a party to any other agreement that will interfere with Executive’s full compliance with this Agreement. Executive further agrees not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement while such provisions remain effective.

10. Interference with Business Relations.

10.1 Interference with Customers, Suppliers and Other Business Partners. Executive acknowledges that Employer’s tenant and customer base and leasing and sales strategies for such tenants and customers, its suppliers and purchasing strategies for such suppliers, and its other business arrangements have been developed through substantial effort and expense, and its nonpublic business information regarding these tenants, customers, suppliers and other business partners is confidential and constitutes trade secrets. In addition, because of Executive’s position, Executive understands that Employer will be particularly vulnerable to significant harm from Executive’s use such information for purposes other than to further Employer’s business interests. Accordingly, Executive agrees that during Executive’s employment with Employer, and for a period of twelve (12) months thereafter, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Employer’s relationship with any of the tenants, customers, suppliers or other business partners of Employer with whom Executive has had contact, or conducted business, by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from Employer.

10.2 Interference with Employer’s Employees. Executive acknowledges that the services provided by Employer’s employees are unique and special, and that Employer’s employees possess trade secrets and Confidential Employer Information that is protected against misappropriation and unauthorized use. As such, Executive agrees that during, and for a period of twelve (12) months after, Executive’s employment with Employer, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Employer’s business by contacting any Employer employees for the purpose of inducing or encouraging them to discontinue their employment with Employer.

10.3 Negative Information. During the Term of Employment and thereafter, Executive shall not disclose confidential or negative non-public information regarding, or take any action materially detrimental to the reputation of Employer or its directors, officers, employees, investors, shareholders or advisors and any affiliates of any of the foregoing (collectively, the “Employer Affiliates”); provided, however, that nothing contained in this Section 10.3 shall affect any legal obligation of Executive to respond to mandatory governmental inquiries concerning the Employer Affiliates or to act in accordance with, or to establish, his rights under this Agreement. Employer likewise agrees that no one acting with the actual authority of Employer shall disclose negative non-public information regarding, or take any action materially detrimental to the reputation of, Executive; provided, however, that nothing contained in this Section 10.3 shall affect any legal obligation of the Employer Affiliates to respond to mandatory governmental inquiries concerning Executive or to act in accordance with, or to establish, the rights of the Employer Affiliates under this Agreement.

11. Injunctive Relief. Executive acknowledges that Executive’s breach of the covenants contained in Sections 8 through 10 of this Agreement inclusive (collectively “Covenants”) would cause irreparable injury and continuing harm to Employer for which there will be no adequate remedy at law, and agrees that in the event of any such breach, Employer seek temporary, preliminary and permanent injunctive relief to the fullest extent allowed by the California Arbitration Act, without the necessity of proving actual damages or posting any bond or other security.

12. Agreement to Arbitrate.

12.1 Mandatory Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance, termination or breach of this Agreement, will be settled by final and binding arbitration by a single arbitrator to be held in Los Angeles County, California, in accordance with the American Arbitration Association national rules for resolution of employment disputes then in effect, except as provided herein. The arbitrator selected shall have the authority to grant any party all remedies otherwise available by law, including injunctions, but shall not have the power to grant any remedy that would not be available in a state or federal court. The arbitrator shall have the authority to hear and rule on dispositive motions (such as motions for summary adjudication or summary judgment). The arbitrator shall have the powers granted by California law and the rules of the American Arbitration Association which conducts the arbitration, except as modified or limited herein.

12.2 Principles Governing Arbitration. Notwithstanding anything to the contrary in the rules of the American Arbitration Association, the arbitration shall provide (i) for written discovery and depositions as provided in California Code of Civil Procedure Section 1283.05 and (ii) for a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based which shall be issued no later than thirty (30) days after a dispositive motion is heard and/or an arbitration hearing has completed. Except in disputes where Executive asserts a claim otherwise under a state or federal statute prohibiting discrimination in employment (“a Statutory Discrimination Claim”), each side shall split equally the fees and administrative costs charged by the arbitrator and American Arbitration Association. In disputes where Executive asserts a Statutory Discrimination Claim against Employer, Executive shall be required to pay the American Arbitration Association’s filing fee only to the extent such filing fee does not exceed the fee to file a complaint in state or federal court. Employer shall pay the balance of the arbitrator’s fees and administrative costs.

12.3 Rules Governing Arbitration. Executive and Employer shall have the same amount of time to file any claim against any other party as such party would have if such a claim had been filed in state or federal court. In conducting the arbitration, the arbitrator shall follow the rules of evidence of the State of California (including but not limited to all applicable privileges), and the award of the arbitrator must follow California and/or federal law, as applicable.

12.4 Selection of Arbitrator. The arbitrator shall be selected by the mutual agreement of the parties. If the parties cannot agree on an arbitrator, the parties shall alternately strike names from a list provided by the American Arbitration Association until only one name remains.

12.5 Arbitrator Decision. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. The prevailing party in the arbitration, as determined by the arbitrator, shall be entitled to recover his or its reasonable attorneys’ fees and costs, including the costs or fees charged by the arbitrator and the American Arbitration

Association. In disputes where Executive asserts a Statutory Discrimination Claim, reasonable attorneys’ fees shall be awarded by the arbitrator based on the same standard as such fees would be awarded if the Statutory Discrimination Claim had been asserted in state or federal court. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

13. General Provisions.

13.1 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assignee to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession or assignment had taken place. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement without Employer’s written consent.

13.2 Legal Protection Clause. The Employer will defend, indemnify and hold harmless the Executive from and against any claim or legal action taken against Executive as a direct consequence of the discharge of Executive’s duties or obedience to directions of the Employer, in accordance with California Labor Code 2802. Such protection, if applicable, includes the cost of legal defense and judgment, if any, against Executive.

13.3 Nonexclusivity of Rights. Except as expressly provided in this Agreement, Executive is not prevented from continuing or future participation in any Employer benefit, bonus, incentive or other plans, programs, policies or practices provided by Employer subject to the terms and conditions of such plans, programs, or practices.

13.4 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

13.5 Attorneys’ Fees. Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party, and the arbitrator awards such attorneys’ fees accordingly.

13.6 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

13.7 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Employer, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. Except as and to the extent that Section 12 does not properly apply, each party consents to the jurisdiction and venue of the state or federal courts in Los Angeles County, California, in any action, suit, or proceeding arising out of or relating to this Agreement.

13.9 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

13.10 Survival. The following provisions shall survive Executive’s employment with Employer to the extent reasonably necessary to fulfill the parties’ expectations in entering this Agreement: Sections 7 (“Termination of Employment”), 9 (“Confidentiality”), 10 (“Interference with Business Relations”) 11 (“Injunctive Relief”), 12 (“Agreement to Arbitrate”), 13 (“General Provisions”), and 14 (“Entire Agreement”).

14. Entire Agreement. This Agreement, together with the other agreements and documents governing the benefits described in this Agreement, constitute the entire agreement among the parties relating to this subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

RICHARD MERUELO

Dated:

Address: _____________________________

_____________________________

MERUELO MADDUX PROPERTIES, INC.

Dated:	By:

JOHN CHARLES MADDUX

President and Chief Operating Officer

MERUELO MADDUX PROPERTIES, L.P.

By: Meruelo Maddux Properties, Inc., its sole general partner

Dated:	By:

[Name]

[Title]